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                                                                       Exhibit 5

                               Quarles & Brady LLP
                            411 East Wisconsin Avenue
                         Milwaukee, Wisconsin 53202-4497



                                 August 2, 2000



Briggs & Stratton Corporation
12301 West Wirth Street
Wauwatosa, Wisconsin   53222

         Re: The Briggs & Stratton Corporation Amended and Restated Stock Incentive Plan

Ladies and Gentlemen:

         We are providing this opinion in connection with the Registration Statement of Briggs & Stratton Corporation (the "Company") on Form S-8 (the
"Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), with respect to the possible issuance by the Company of up to 2,000,000 shares of Common Stock, par value $0.01 per share (together with the associated common share purchase rights) (the "Shares"), of the Company pursuant to the Company's Amended and Restated Stock Incentive Plan (the "Plan").

         We have examined: (i) the Registration Statement; (ii) the Company's Articles of Incorporation and Bylaws, each as amended to date; (iii) the Plan;
(iv) the corporate proceedings relating to the adoption and approval of the Plan and the authorization for the issuance of the Shares in accordance with the Plan; and (v) such other documents and records and such matters of law as we have deemed necessary in order to render this opinion.

         On the basis of the foregoing, we advise you that, in our opinion:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

         2. The Shares which are original issuance or treasury shares, when issued as and for the consideration contemplated by the Plan, will be validly issued, fully paid and nonassessable by the Company, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case.



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Briggs & Stratton Corporation
August 2, 2000
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act.

                                             Very truly yours,

                                             /s/ Quarles & Brady LLP
                                             -----------------------

                                             QUARLES & BRADY LLP